PC CONNECTION VENDOR AGREEMENT

This  Agreement  made  January  5,  2001  by  and  between  Merrimack  Services
                       ----------
Corporation d/b/a PC Connection Services, a Delaware corporation with offices at 730 Milford Road, Merrimack, NH 03054 ("Reseller") and its affiliates, and LinuxWizardry Systems, Inc., a Canadian corporation with offices at 185-10751 Shellbridge Way, Richmond, British Columbia V6X 2W8 Canada, ("Vendor"). In consideration of the mutual covenants herein contained, the Parties agree as follows:

1.   AUTHORIZED  RESELLER.
     (a) Vendor hereby appoints Reseller as a nonexclusive Authorized Reseller for its Products. Reseller may promote and sell Vendor's Products (or pass through software licenses, if applicable) through its affiliates at retail, including mail order, and electronic order, without geographic restrictions. The parties remain independent contractors; no agency, joint venture or other relationship is hereby created.
     (b) Vendor retains all proprietary and intellectual property rights (patents, copyrights, trade secrets, and trademarks) in the Products, except for the medium on which it is stored, and Vendor licenses Reseller to use its trademarks for advertising and marketing purposes in connection with the Products.

2.   PURCHASE  OF  PRODUCTS/PRICE.
     (a)     Reseller  shall  pay  an  amount equal to 20% off the retail (list)
price, which Vendor stipulates is the lowest price (whether calculated by discount, rebates, free products or otherwise) available to any customer and Vendor shall provide Reseller with the lowest price available throughout the term of this Agreement, consistent with law. Reseller and its affiliates shall at all times have the exclusive right to determine and set the price at which it will sell Products to its customers.
     (b) Reseller agrees to purchase a minimum of 10 units of Products as consideration for this Agreement; thereafter Reseller may purchase Products to the extent it deems appropriate and may maintain its inventory of Products at levels it deems appropriate.
     (c) Reseller may order Products via mail, telephone, or facsimile, provided that if orders are placed via telephone, written confirmation shall follow as soon as practical. Orders are deemed accepted by Vendor upon receipt, subject to Vendor's credit criteria.
     (d) Terms of payment are net 30 days upon receipt of invoice, provided Product is delivered, or better if better terms are available. Reseller may deduct from invoices any credits past due Reseller and any catalogs or web advertising charges incurred by Vendor.
     (e) Products purchased under this Agreement are for resale and, therefore, not subject to sales taxes. Reseller shall not be liable for handling or customs charges.
     (f) Vendor may increase or decrease the retail/list price of Products at any time, but agrees to provide Reseller with written notice at least sixty
(60)  days  prior  to  the  effective  date.
     (g) Vendor shall give Reseller price protection on all inventory and orders placed. In the event Vendor reduces the retail price of Products, it shall upon the effective date of such price change issue credit to Reseller for the difference between the old and new price for all Reseller's inventory of such Product, all Product ordered but not delivered, and Products sold to end user customers within 10 days of the effective date.

3. SHIPPING TERMS. Shipping terms: F.O.B. Destination. Vendor shall use best efforts to meet delivery schedules. Products shall be shipped in appropriate packages to Reseller's Distribution Center: PC Connection Services, 2870 Old State Route 73, Wilmington, OH 45177. Reseller shall inform Vendor of any discrepancies in the shipments as soon as may be practical.

4.   Warranty.
     (a) Vendor warrants Products to be free from defects in materials and workmanship, and to operate in conformity to Vendor's specifications, as set forth in its written end-user warranty.
     (b) Vendor warrants that it has full title and rights to the Products, and that it has proper authority to sell or license the Products to Reseller.
     (c) Vendor warrants that all Products are Year 2000 compliant, meaning Products are designed to recognize and do in fact recognize and accurately process all dates properly, including all dates after December 31, 1999, and


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display  dates  by  the  correct  century.
     (d) VENDOR DISCLAIMS ALL OTHER WARRANTIES, INCLUDING MERCHANTABILITY AND USE FOR A PARTICULAR PURPOSE.

5.   PRODUCT  INFORMATION.
     (a) Vendor shall provide Reseller with copies of its end-user warranties for the Products.
     (b) Vendor represents and warrants that all regulated Products have applicable government clearances and licenses, including FCC Class B licenses for computer products.

6. LIMITATION OF LIABILITY. IN NO EVENT SHALL VENDOR OR RESELLER BE LIABLE FOR SPECIAL AND INDIRECT CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO LOSS OF PROFIT. THIS LIMITATION OF LIABILITY SHALL NOT AFFECT VENDOR'S OBLIGATION TO INDEMNIFY RESELLER UNDER SECTIONS 7 AND 8 OF THIS AGREEMENT.

7.   PROPRIETARY  RIGHTS  INDEMNIFICATION.
     (a) Vendor shall defend at its expense and hold Reseller and its affiliates harmless from any actions, claims, damages and judgments brought against Reseller to the extent based on claims that a Product sold or distributed by Reseller infringes another's copyright, patent, trademark or trade secret enforceable in the United States. Reseller shall notify Vendor promptly in writing of any such claim and give Vendor complete authority and information required for the defense and settlement of such claims. In such case, Vendor shall pay all costs, damages and settlements, including attorneys' fees, awarded against Reseller as a result of such claims.
     (b) Upon notice of an alleged infringement or if in Vendor's opinion such a claim is likely, Vendor shall have the right, at its option, to (i) obtain the right to continue the distribution of the Product, (ii) substitute other Products with similar features or capabilities or (iii) modify the Product so that it is no longer infringing. Should Products become subject to such claims and Vendor does not elect any of the options stated above, Vendor agrees to repurchase Reseller's inventory of Products at cost and agrees to repurchase Products returned to Reseller by its customers for any reason for a period of ninety (90) days following the initial repurchase. This indemnity shall survive the termination of the Agreement for any claims or threat of claims arising from sales of Product prior to such termination.

8. PRODUCT INDEMNIFICATION. Vendor shall defend at its expense and hold Reseller and its affiliates harmless from any actions, claims, damages and judgments to the extent that they are based on claims that a Product sold or distributed by Reseller breached a warranty or resulted in harm to persons or property. Reseller shall notify Vendor promptly in writing of any such claim and give Vendor complete authority and information required for the defense and settlement of such claims. In such case, Vendor shall pay all costs, damages and settlements, including attorneys' fees, awarded against Reseller as a result of such claims.

9.   VENDOR'S  SALES  SUPPORT.
     (a) Vendor shall give Reseller and its affiliates the opportunity and means to participate in all promotions and special purchasing opportunities made available to other resellers or direct to end users.
     (b) Vendor shall provide Reseller with 3 free sample(s) of Products carried by Reseller, for training and technical reference.
     (c) Vendor shall replace outdated versions of software Products with new versions upon release without restocking or handling fees, on a dollar for dollar basis.
     (d) Reseller may rotate its inventory of Products on a monthly basis within one year of purchase without restocking or handling fees, on a dollar for dollar basis.
     (e) Vendor shall replace defective Products under warranty with new units at no cost or, at the option of Reseller, shall issue credit within fifteen days of return.
     (f) Vendor elects to participate in the ___ 30 ___ 60 day Money Back Guarantee program.

10.  RESELLER'S  SALES  SUPPORT.
     (a) Reseller has established a co-op advertising program in which Vendor may participate upon request, subject to the program's terms and conditions.
     (b) Reseller, with Vendor's assistance, will provide Product training to its employees.
     (c) Reseller will handle end-user customer problems directly, with Vendor's support.


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     (d)     Reseller  will  offer end-user customers toll-free telephone access for  Product  information,  ordering  and  technical  support.
     (e) Reseller will distribute Products with all packaging, documents, and labels intact.
     (f)     Reseller  will  provide  Vendor  with  monthly  sales  reports.

11. NONDISCLOSURE. Reseller and Vendor each agree to keep confidential, and not disclose to third parties, confidential information obtained from the other party, including product specifications, release dates, and sales and inventory figures.

12.  GENERAL  TERMS.
     (a) This Agreement, together with all schedules and attachments referenced herein, represents the complete and sole understanding between the parties; any changes or modifications must be by written addendum; any inconsistent or contrary terms contained in purchase orders or invoices issued hereunder shall have no effect.
     (b) This Agreement shall be governed and construed under the laws of New Hampshire.
     (c) The parties shall not be liable for delays caused by Acts of God, including floods, earthquakes, hurricanes, tornadoes, and other severe storms, war, riot, third party strikes or other such conditions beyond their reasonable control.
     (d) If any provision of this Agreement is deemed illegal or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application legal or enforceable; if the provision cannot be modified, then it shall be deleted and the remainder of the Agreement will continue in full force and effect.
     (e) The paragraph headings are for information only and do not constitute terms of this Agreement. This Agreement shall be binding on the parties and their respective successors and assigns, and may be signed in counterparts.

13. TERM, RENEWAL AND EXPIRATION. The term of this Agreement shall commence upon the effective date, shall continue for a period of one (1) year, and shall renew automatically unless written notice of non-renewal is given by either party to the other at least thirty (30) days prior to the anniversary date.


Agreed:
Merrimack  Services  Corporation          LinuxWizardry  Systems.  Inc.


by: ____________________________          by: ____________________________


________________________________          ________________________________
name/title                                name/title


080100rev14


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